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                         Consent of Independent Auditors


We consent to the references to our firm under the captions "Experts" and to the use of our report dated March 4, 1999, with respect to the Financial Statements and schedules of Components by John McCoy, Inc. included in the Registration Statement (Form S-1) and related Prospectus of The Pietrafesa Corporation for the registration of its Common Stock.



                                              /s/ Lawrence B. Goodman & Co. P.A.


Fair Lawn, New Jersey
March 11, 1999